                                                                     EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
                            (AS OF DECEMBER 31, 1999)


                                                                                      STATE OF
NAME OF CORPORATION                                                               INCORPORATION
---------------------------------                                                 -------------
NEWSPAPER PUBLISHING:

The Dallas Morning News, L.P.               d/b/a The Dallas Morning News           Delaware
The Providence Journal Company              d/b/a The Providence Journal            Delaware
Press-Enterprise Company                    d/b/a The Press-Enterprise             California
Owensboro Messenger-Inquirer, Inc.          d/b/a Messenger-Inquirer                Delaware
Bryan-College Station Eagle, Inc.           d/b/a The Eagle                         Delaware
Henderson Gleaner, Inc.                     d/b/a The Gleaner                       Delaware
DFW Printing Company, Inc.                                                          Delaware
DFW Suburban Newspapers, Inc.                                                       Delaware
Denton Publishing Company                   d/b/a Denton Record-Chronicle             Texas


TELEVISION BROADCASTING:

KVUE Television, Inc.                       d/b/a KVUE, Channel 10                  Delaware
KHOU-TV, L.P.                               d/b/a KHOU, Channel 11                  Delaware
KOTV, Inc.                                  d/b/a KOTV, Channel 6                   Delaware
WFAA-TV, L.P.                               d/b/a WFAA, Channel 8                   Delaware
WVEC Television, Inc.                       d/b/a WVEC, Channel 13                  Delaware
WWL-TV, Inc.                                d/b/a WWL, Channel 4                    Delaware
KENS-TV, Inc.                               d/b/a KENS, Channel 5                   Delaware
KMOV-TV, Inc.                               d/b/a KMOV, Channel 4                   Delaware
KMSB-TV, Inc.                               d/b/a KMSB, Channel 11                   Arizona
WCNC-TV, Inc.                               d/b/a WCNC, Channel 36               North Carolina
Belo Kentucky, Inc.                         d/b/a WHAS, Channel 11                  Kentucky
King Broadcasting Company                   d/b/a KING, Channel 5                  Washington
                                            d/b/a KREM, Channel 2
                                            d/b/a KTVB, Channel 7
                                            d/b/a KGW, Channel 8
KTVK, Inc.                                  d/b/a KTVK, Channel 3                   Delaware
King News Corporation                       d/b/a Northwest Cable News             Washington
Texas Cable News, Inc.                      d/b/a TXCN                              Delaware
Hill Tower, Inc.                                                                      Texas
Tulsa Tower Joint Venture                                                           Oklahoma
Texas Tall Tower                                                                      Texas
Belo Interactive, Inc.                                                              Delaware



Except as noted below, all of the subsidiaries are wholly-owned subsidiaries of the Company. The Company through wholly-owned subsidiaries owns 50% of the outstanding common stock of Hill Tower, Inc, Tulsa Tower Joint Venture and Texas Tall Tower.